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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12 (g) of The
                         Securities Exchange Act of 1934


                                  ZONAGEN, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 76-0233274
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


      2408 TIMBERLOCH PLACE, SUITE B-4
        THE WOODLANDS, TEXAS                              77380
(Address of principal executive office)                 (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS              NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED:              EACH CLASS IS TO BE REGISTERED:
        --------------------              -------------------------------
   Rights to purchase Series One              Pacific Stock Exchange
Junior Participating Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: not applicable.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

         TITLE OF EACH CLASS              NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED:              EACH CLASS IS TO BE REGISTERED:
        --------------------              -------------------------------
   Rights to purchase Series One              Nasdaq National Market
Junior Participating Preferred Stock

      This amendment amends the Company's registration statement on Form 8-A (the "Form 8-A") filed with the Commission on September 3, 1999.
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Item 1 of the Registrant's Form 8-A is hereby amended as follows:

      Zonagen, Inc. (the "Company") has amended its Rights Agreement dated as of September 1, 1999 between the Company and Harris Trust and Savings Bank ("Harris Trust"), as Rights Agent. The First Amendment to Rights Agreement dated September 6, 2002 was entered into by the Company, Harris Trust and Computershare Investor Services, LLC ("Computershare") whereby the Company removed Harris Trust as Rights Agent and appointed Computershare as successor Rights Agent. In addition, the Company extended the expiration date of the Rights Agreement three years to September 13, 2005.

ITEM 2.     EXHIBITS

      The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

      3.1(a)+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

      3.1(b)+ Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

      3.2+ Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

      4.1+ Rights Agreement dated September 1, 1999 between the Company and Computershare (as successor in interest to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to
                Exhibit 4.1 to the Form 8-A).

      4.2+ Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-A).

      4.3* First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust and Computershare.

      + Incorporated herein by reference.
      * Filed herewith.

                                      -2-
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ZONAGEN, INC.


Dated:   September 10, 2002         By:   /s/ Louis Ploth, Jr.
                                       ---------------------------------------
                                          Louis Ploth, Jr.
                                          Vice President, Business Development
                                          and Chief Financial Officer



                                      -3-
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                                  EXHIBIT INDEX


    Exhibit No.
    -----------
      3.1(a)+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

      3.1(b)+ Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

      3.2+ Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

      4.1+ Rights Agreement dated September 1, 1999 between the Company and Computershare (as successor in interest to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to
                Exhibit 4.1 to the Form 8-A).

      4.2+ Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-A).

      4.3* First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust and Computershare.

      + Incorporated herein by reference.
      * Filed herewith.